FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 2, 1997


                                INTELLICALL, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)

  1-10588                                                       75-1993841
(Commission                                                   (IRS Employer
File Number)                                                Identification No.)


                2155 Chenault, Suite 410, Carrollton, Texas 75006
                    (Address of principal executive offices)


Registrant's telephone number, including area code:            (972) 416-0022
                                                               --------------



                                      NONE
         (Former name or former address, if changed since last report).

Item 2.  Acquisition or Disposition of Assets.

         On September 2, 1997 (the "Closing Date") ILD Teleservices, Inc. ("ILD"), a majority-owned subsidiary of the Registrant, purchased the operator services business and related assets from Worldcom, Inc. ("Worldcom") pursuant to an Asset Purchase Agreement dated February 27, 1997 as amended by an Amendment No. 1 dated August 29, 1997 (collectively, the "Purchase Agreement").

         The assets acquired by ILD pursuant to the Purchase  Agreement included
(i) all corrections, payphone and hospitality customer contracts held by Worldcom's operator services U.S. division (the "Business"), (ii) certain assets relating to a billing and collections business operated by Worldcom, (iii) four telecom switches and (iv) related and miscellaneous fixed assets and software. ILD intends to utilize the assets acquired in the same business as before.

         The purchase price (herein so called) for the assets acquired by ILD pursuant to the Purchase Agreement was $21,392,040 paid as follows: (a) ILD paid $9,696,020 in cash to Worldcom on the Closing Date and (b) ILD issued to Worldcom $11,196,020 in redeemable preferred stock of ILD and $500,000 in common stock of ILD. ILD and Worldcom agreed to certain post-closing adjustments to the Purchase Price which the Registrant does not believe will be material to the acquisition.

         The cash portion of the Purchase Price was financed through additional equity contributions to ILD made by non-affiliated parties to the Registrant and loan proceeds from a Loan and Security Agreement dated as of August 29, 1997 (the "Loan Agreement") by and between ILD, an ILD subsidiary and NationsBank, N.A. (the "Bank"). Pursuant to the Loan Agreement, the Bank agreed to loan ILD up to $25 million, $20 million as a revolving credit facility and $5 million as a term loan. Advances under the Loan Agreement bear interest at a variable rate based on NationsBank Prime Rate or LIBOR. The revolving credit facility terminates February 2001 (unless extended). The term loan requires eight quarterly payments of principal of $300,000 commencing March 31, 1998, and five quarterly payments of principal of $420,000 each commencing March 31, 2000. Interest on all advances is payable monthly.

         All advances under the Loan Agreement are secured by the grant of a first lien in principally all of the assets of ILD including receivables, inventory, contract rights, intangibles, equipment and deposit accounts (the "Collateral").

         The Loan Agreement contains other obligations and covenants of ILD including post-closing financing requirements. See Item 7. Financial Statements and Exhibits for a complete listing of all documents filed with this Form 8-K, all of which should be reviewed in full.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired.

                  To be filed by amendment

         (c)      Exhibits.

                  The following exhibits are filed as a part of this Form 8-K Current Report:

          10.1 Asset Purchase Agreement dated February 27, 1997 by and among Worldcom, Inc. and ILD Communications, Inc. (c/k/a ILD Teleservices, Inc.)

          10.2 Amendment No. 1 to Asset Purchase Agreement

          10.3 Loan and  Security  Agreement  dated August 29, 1997 by and among
     ILD  Teleservices,   Inc.,   Intellicall   Operator   Services,   Inc.  and
     NationsBank, N.A.

          10.4   Revolving   Credit  Note  for   $20,000,000   executed  by  ILD
     Teleservices, Inc. and Intellicall Operator Services, Inc.

          10.5 Term Note for $5,000,000 executed by ILD Teleservices, Inc. and Intellicall Operator Services, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                INTELLICALL, INC.



                                                  /s/ William O. Hunt
                                                  -------------------
Date: September 16, 1997                          William O. Hunt,
     --------------------------                   Chief Executive Officer